UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2011

First PacTrust Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-49806	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 691-1519

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Merger Agreement

On August 30, 2011, First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beach Business Bank, a California corporation and state-chartered bank (“Beach”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Beach will merge (the “Merger”) with and into a wholly owned subsidiary of the Company (“Merger Sub”) to be formed prior to the closing of the Merger (the “Closing”), with Merger Sub continuing as the surviving corporation (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the board of directors of each of the Company and Beach, at the effective time of the Merger, each outstanding share of Beach common stock will be converted into the right to receive 0.33 (the “Exchange Ratio”) of a share of common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares, and $4.61 in cash, subject to certain adjustments set forth in the Merger Agreement.  If the value of a share of Company Common Stock at the Closing (measured as set forth in the Merger Agreement) is less than $13.50 or the Company determines that there is a reasonable possibility that the Merger will not be treated as a reorganization for tax purposes (any such event, a “Cash and Warrant Event”), (1) the Merger will be restructured as a merger of Merger Sub with and into Beach, with Beach continuing as the Surviving Corporation and (2) each outstanding share of Beach common stock will instead be converted into the right to receive $9.12 in cash and one warrant to purchase 0.33 shares of Company Common Stock at an exercise price of $14.00 per whole share of Company Common Stock (the “Warrants”).  The Warrants will expire on the one-year anniversary of the Merger.

In connection with the Closing, Beach will repurchase or redeem all of the outstanding shares of Beach preferred stock held by the United States Department of the Treasury, subject to the terms and conditions set forth in the Merger Agreement (the “TARP Repurchase”).

On or prior to the Closing, the Company and Beach will take all necessary action so that (1) the board of directors of the Surviving Corporation (a wholly owned bank subsidiary of the Company) will include three members designated by the Company, (2) the board of directors of the Company will include one current director of Beach mutually selected by the Company and Beach prior to the Closing and (3) the board of directors of Pacific Trust Bank, fsb, a wholly owned subsidiary of the Company, will include three current directors of Beach mutually selected by the Company and Beach prior to the Closing.

The Merger Agreement contains customary representations and warranties from the Company and Beach, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Beach’s businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) Beach’s obligations to facilitate its shareholders consideration of, and voting upon, the approval of the Merger and (3) subject to certain exceptions, the recommendation by the board of directors of Beach in favor of the approval by its shareholders of the Merger Agreement and the transactions contemplated thereby.  Beach also has agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions or any agreement concerning any proposals for alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by Beach’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) unless a Cash and Warrant Event occurs, approval of the listing on the Nasdaq Global Market of the Company Common Stock to be issued in the Merger and (5) the effectiveness of the registration statement for the Company Common Stock and Warrants, as applicable, to be issued in the Merger.  Each party’s obligation to complete the Merger also is subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement and (3) unless a Cash and Warrant Event occurs, receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.  The Company’s obligation to complete the Merger is further subject to the completion of the TARP Repurchase.

The Merger Agreement provides certain termination rights for both the Company and Beach and further provides that upon termination of the Merger Agreement under certain circumstances, Beach will be obligated to pay the Company a termination fee of $2 million and reimburse the Company for all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger, the Warrants and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement (and the form of Warrant Agreement attached thereto), which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Beach or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Beach or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with each of the directors of Beach, as well as H. Melissa Lanfre, Chief Financial Officer of Beach, Phillip J. Bond, Chief Credit Officer of Beach, and Girish Bajaj, Chief Business Development Officer of Beach (collectively, the “Voting Agreements”).  The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 17% of the outstanding shares of Beach common stock.  The Voting Agreements generally require that the shareholders party thereto vote all of their shares of Beach common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of Beach common stock prior to the consummation of the Merger.  The Voting Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Important Additional Information

The Company and Beach will be filing a proxy statement/prospectus and other relevant documents concerning the Merger with the United States Securities and Exchange Commission (the “SEC”).  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov).  In addition, documents filed with the SEC by the Company will be available free of charge from James Sheehy, Corporate Secretary at (619) 691-1519 and documents filed with the SEC by Beach will be available free of charge from Ms. Melissa Lanfre, Investor Relations at (310) 802-2919.  The directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of Beach.  Information about the directors and executive officers of the Company is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 25, 2011.  The directors, executive officers and certain other members of management and employees of Beach may also be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of Beach.  Information about the directors and executive officers of Beach is included in the proxy statement for its 2010 annual meeting of shareholders, which is available on Beach’ website at www.beachbusinessbank.com by clicking on “Investor Relations” and then “SEC Filings.” Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the SEC.  Risks and uncertainties related to the Company and Beach include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or Beach; (3) the inability to complete the transactions contemplated by the definitive agreement or the previously announced acquisition by the Company of Gateway Business Bank due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction or the Gateway Business Bank acquisition disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transactions; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions.  You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 30, 2011, between First PacTrust Bancorp, Inc. and Beach Business Bank (including form of Warrant Agreement)
10.1	Form of Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2011 By:	First PacTrust Bancorp, Inc. /s/ James P. Sheehy James P. Sheehy Executive Vice President - Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 30, 2011, between First PacTrust Bancorp, Inc. and Beach Business Bank (including form of Warrant Agreement)
10.1	Form of Voting Agreement